Proposal to Acquire Beazer Homes and Deliver Immediate, Compelling Value for Beazer Homes Shareholders May 2026

2 Dream Finders Homes Announces All-Cash Proposal to Acquire Beazer Homes for $25.75 Per Share

3 Dear Fellow Beazer Homes (“BZH”) Shareholders, Our proposed all-cash acquisition of BZH is a clear path to realizing significant value from your investment in BZH. We are offering to acquire BZH for $25.75 per share, a 40% premium to BZH’s recent share price as of May 5, 2026 and a 25% premium to the 30-trading days VWAP ending May 5, 2026. In this presentation, we provide an overview of why we firmly believe that our offer is the best path forward for BZH’s shareholders. • Compelling Premium & Value: $25.75 per share, all-cash • Transaction Confidence: DFH does not currently anticipate any regulatory or other concerns that would prevent closing the proposed transaction • Financing: We have received letters from financial institutions confirming that they are highly confident the financing can be arranged in the capital markets • Expedited Timeline: Ready to begin limited due diligence on an expedited basis and concurrently negotiate definitive acquisition agreements DFH is committed to pursuing this transaction. DFH has made several attempts to engage constructively with BZH management and the Board in private. While we would have preferred to reach an agreement privately, we are making our offer public for the benefit of all BZH shareholders. As a top 10 shareholder, we are concerned that if BZH continues to operate on a standalone basis, the company will further erode shareholder value by executing a suboptimal operating and capital allocation strategy, an inefficient cost structure due to limited scale, and incurring excessive build costs, driven by an unsuccessful product strategy. We urge BZH’s shareholders to encourage the Board to have constructive and meaningful engagement with DFH to pursue this highly compelling all-cash proposal. Regards, Patrick O. Zalupski President & Chief Executive Officer

4 Significant Deal Confidence Our $25.75 Offer Price Delivers an Attractive Premium Offer Price Per Share $25.75 Consideration All-Cash ✓ Financing supported by highly confident letters ✓ No regulatory concerns anticipated ✓ Prepared to engage immediately ✓ Limited diligence required 40% 25% May 5, 2026 BZH Closing Price 30-Trading Days Volume-Weighted Average BZH Price $25.75 Per Share All-Cash Offer Reflects Substantial Value to BZH’s Shareholders Source: Bloomberg; market data as of 05-May-2026

A Compelling Proposal for All Stakeholders

Combining an all-cash transaction with an attractive premium

- 40% premium to BZH's recent share price as of May 5, 2026
- 25% premium to BZH's 30-trading days VWAP[1]



BZH Shareholders
Customers
DFH Shareholders
BZH Employees

Combined integrated capabilities should create seamless buying experience for homeowners

- Expanding reach across diverse regions and products
- Driving affordability through large-scale cost savings
- Integrating ancillary services for a frictionless experience

Empowering growth and excellence as a top-tier national homebuilder

- Creates top 10 national builder with compelling growth opportunity
- Driving efficiency through shared best practices
- Expanding career mobility via a scaled platform

Strategically and financially transformative acquisition to further improve value proposition

- Enhanced scale in several states including Texas, Florida, South Carolina, North Carolina, Georgia and Arizona
- Delivers scaled entry into California, Nevada and Indiana via a proven, established footprint
- Leading the entry-level and move-up categories

DFH is the Best Strategic Owner Of BZH – Providing Superior Value to Shareholders; A Larger National Platform to Employees; and Expanded Options, Selection, and Value to Customers

Source: Bloomberg; market data as of 05-May-2026.
[1] 30-trading days Volume Weighted Average Price of $20.58, as of May 5, 2026.

DREAM FINDERS HOMES | 5

6 BZH Has Been Unwilling to Engage With DFH on Its Value-Creating Proposal We urge BZH’s shareholders to encourage the Board to engage constructively and meaningfully with DFH to pursue this highly compelling all-cash proposal Ready to Engage to Deliver Value to BZH Shareholders Rejected Multiple Offers and Declined to Engage • In late January, DFH conducted a CEO-to-CEO call and communicated its preliminary interest in BZH • In a first letter sent to BZH in early February, DFH proposed to acquire the Company in an all-cash offer of $28.50 / share, a 25% premium at the time, which was rejected • In mid-March, DFH sent a second letter to BZH with an all-cash offer of $29.00 / share, a 38% premium at the time, which was also rejected • In early May, DFH sent a third letter to BZH with an all-cash offer of $25.75 / share, a compelling 40% premium at the time, despite significant operational shortfalls, and BZH did not meaningfully engage Strong Commitment to Transaction • DFH has acquired a significant position in BZH and is now a top-10 shareholder • To ensure transparency and demonstrate commitment, DFH is taking the offer public, to BZH shareholders Financing • Expected to finance the transaction with financing from Goldman Sachs and Bank of America with Kennedy Lewis as a land banking partner • Have obtained letters from the two lenders and Kennedy Lewis, confirming that they are highly confident the financing can be arranged in the capital markets Expedited Timeline • Expected to complete diligence expeditiously; DFH has retained Goldman Sachs, Bank of America, Zelman & Associates and Vestra Advisors as financial advisors and Foley & Lardner as legal counsel • Fully confident in ability to obtain all necessary approvals required to close the transaction

7 Expected to be highly accretive to future unit closings, revenue, EBITDA, net income, and returns A Combination of DFH and BZH Would Create the Seventh-Largest U.S. Homebuilder1 Material synergies from production efficiencies, purchasing leverage, higher mortgage and title insurance capture BZH receives a compelling offer that delivers value and significant upside to current valuation Expanded breadth diversifies demand across price points and geographies, supports better margin mix and reduces volatility Complementary product strategies across entry-level and move-up positions; combined company to compete more effectively across sub-categories while expanding and deepening offerings Ability to leverage DFH’s financial service operations in title insurance and mortgage banking solutions Superior customer experience with lower unit costs, faster cycle times and enhanced long-term value creation Highly complementary footprint with operations in 21 of the top 50 MSAs2 broadens exposure to major MSAs 1 Based on CY2025A revenue within U.S. headquartered home builders 2 Metropolitan Statistical Area Defined by The U.S. Office of Management and Budget, which are ranked by population size.

BZH Has Consistently Underperformed Its Peers Under Current Management

BZH Operational Performance in Context (Last 10 Years Through 2025)


Home Closings CAGR
Revenue CAGR
Average Adj. Net Income Margins
Average Return on Equity
(1)%
14 %
BZH Lagged by 1,480 bps
4 %
17 %
BZH Lagged by 1,340 bps
3 %
8 %
BZH Lagged by 550 bps
7 %
22 %
BZH Lagged by 1,510 bps
BEAZER HOMES
Small & Mid Cap Peers

For Over 10 years, BZH has Significantly Underperformed Homebuilding Peers in All Key Performance Measures

Source: Company filings, FactSet
Note: Peers include CCS, DFH, GRBK, KBH, LGIH, MHO, and MTH.

DREAM FINDERS HOMES | 8

9 8% 1 % Average of 2023-2025 Homebuilding Gross Margin1 2023-2025 Home Closing CAGR DFH’s Proven Management Team Will Enhance BZH’s Operational Execution Average of 2023-2025 ROE2 Track Record of Superior Profitability… …With a History of Strong Growth …While Delivering Vastly Superior Returns Source: Company filings, FactSet Notes: Calendarized as of 31-Dec in each year. 1 Includes commission expenses for both DFH and BZH. 2 Return on participating equity is calculated as net income attributable to DFH, less redeemable preferred stock distributions, divided by average beginning and ending total DFH stockholders’ equity (“participating equity”) for the trailing twelve months. 18% 13% 27% 9%

10 DFH Has A Proven Playbook and Successful Track Record of Creating Value in Land-Light M&A Significant Capital Deployed Strategically deployed over $1 billion of capital into acquisitions to fuel ecosystem growth Commitment to 100% Land-Light Like the proposed acquisition of BZH, all prior acquisitions utilized a strict "land-light" structure supported by sophisticated partners to maximize capital efficiency and minimize financial risk Scale Drives Lower Costs Leveraged increased scale to drive a reduction in vertical construction costs resulting in significantly expanded homebuilding gross margins Successfully Acquired and Integrated 10 Transactions Over the Last 7 Years Making DFH the Most Acquisitive Public Homebuilder May 2025April 2025March 2025January 2025July 2024February 2024October 2021January 2021October 2020May 2019 Integration of Financial Services Driving value and improved financial outcomes by seamlessly integrating financial services into newly acquired homebuilding operations

11 Enhanced Returns Through a Comprehensive 100% Land-Light Model ✓ Lower capital intensity ✓ Faster inventory turns ✓ Minimized land risk exposure ✓ Higher return on equity Cross-selling and Ancillaries Capture ✓ Boost ancillary revenue ✓ Expand mortgage and insurance capture ✓ Deliver a seamless one-stop-shop experience SG&A / Corporate ✓ Scale enables greater tech investment ✓ Shared services efficiencies ✓ Stronger capabilities and cost savings ✓ Lowers required capital deployments to support growth in short-term Significant Synergy and Value Creation Opportunities for DFH Shareholders The Transaction is Expected to Have a Minimal Impact to the Company's Leverage Through the Use of Land-Banking and Mezzanine Equity Capital Sources Which Aligns with the Company’s Commitment to Building Scale While Reducing Leverage Over Time

12 BZH Shareholders Can Achieve Liquidity in an All-Cash Deal That Maximizes Shareholder Value Commitment to Close DFH is Fully Committed to Completing a Transaction on an Expedited Basis Ready to Engage We urge BZH’s Board and Management to have Constructive and Meaningful Engagement with DFH to Realize Value for Shareholders Financing Letters from financial institutions confirming that they are highly confident the financing can be arranged in the capital markets Attractive Premium $25.75 All-Cash Offer 40% Premium1 Source: Bloomberg 1 Premium to closing price as of 5-May-2026.

13 About Dream Finders Homes Dream Finders Homes (NYSE: DFH), headquartered in Jacksonville, Florida, was recognized as the 2025 National Builder of the Year by Builder magazine. Dream Finders Homes builds single- family homes throughout the Southeast, Mid-Atlantic and Midwest, including Florida, Texas, Tennessee, North Carolina, South Carolina, Georgia, Colorado, Arizona, and the Washington, D.C. metropolitan area, which comprises Washington D.C., Northern Virginia and Maryland. As the Official Home Builder of the PGA TOUR, the Jacksonville Jaguars and the Tampa Bay Rays, Dream Finders Homes is deeply committed to excellence beyond homebuilding and into the communities it serves. Through its wholly owned subsidiaries, DFH also provides mortgage financing as well as title agency and underwriting services to homebuyers. Dream Finders Homes achieves its growth and returns by maintaining an asset-light homebuilding model. For more information, please visit www.dreamfindershomes.com Dream Finders Homes: Dream Finders Homes, Inc. 14701 Philips Highway, Suite 300 Jacksonville, FL 32256 United States

14 Additional Information And Where to Find It Investor Contact: Jonathan Salzberger / Scott Winter Innisfree M&A Incorporated +1 (212) 750-5833 Media Contact: DFH@edelmansmithfield.com Forward-Looking Statements This presentation, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, “propose”, “projecting”, “driving”, “confident”, “confidence” and similar expressions, including statements regarding the proposed transaction, benefits and synergies of the proposed transaction and future opportunities for the combined company, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to the ultimate outcome of any possible transaction between Dream Finders Homes and Beazer, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those described herein; uncertainties as to whether Beazer will cooperate with Dream Finders regarding the proposed transaction; Dream Finders Homes’ ability to consummate the proposed transaction with Beazer; the conditions to the completion of the proposed transaction, including the receipt of any required shareholder approvals and any required regulatory approvals; Dream Finders Homes’ ability to finance the proposed transaction with Beazer; the possibility that Dream Finders may be unable to achieve expected synergies within the expected time-frames or at all and to successfully integrate Beazer’s operations, the retention of certain key employees may be difficult; and general economic conditions that are less favorable than expected. All forward-looking statements are based on Dream Finders Homes’ beliefs as well as assumptions made by and information currently available to Dream Finders Homes. These statements reflect Dream Finders Homes’ current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in Dream Finders Homes’ Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the U.S. Securities and Exchange Commission. Dream Finders Homes undertakes no obligation to update or revise any forward-looking statement, except as may be required by applicable law. Additional Information This presentation does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal that Dream Finders Homes’ has made for a business combination transaction. In furtherance of this proposal and subject to future developments, Dream Finders Homes (and, if applicable, Beazer) may file one or more registration statements, proxy statements, tender offer statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, tender offer statement, prospectus or other document Dream Finders and/or Beazer may file with the SEC in connection with the proposed transaction.